EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the registration statement of GSE Systems, Inc. on Form S-8 (File No.333-08805) of our report dated March 31, 1998, on our audits of the consolidated financial statements of GSE Systems, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.











                                                          Coopers & Lybrand LLP


McLean, Virginia
March 31, 1998